Exhibit 99.1

NYSE Amex Exchange: URZ
Toronto Stock Exchange: URZ
Frankfurt Stock Exchange: U9E
Tel: (604) 689-1659
Fax: (604) 689-1722
www.uranerz.com

Uranerz Receives Final NRC Approval

Casper, Wyoming, July 20, 2011 -- Uranerz Energy Corporation (“Uranerz” or the “Company”) (NYSE Amex and TSX: URZ; Frankfurt: U9E) is pleased to announce that the United States Nuclear Regulatory Commission (“NRC”) has issued the Materials License for the Company’s Nichols Ranch ISR Uranium Project located in the Central Powder River Basin of Wyoming, U.S.A. The Materials License is the last NRC authorization required to commence on-site construction for eventual production at the Nichols Ranch ISR Uranium Project.

Construction activities will commence within the next few days to take full advantage of the summer/fall construction season in Wyoming. Uranerz has already initiated procurement of ion exchange equipment, including three sand filters and six resin loading columns. Well-field installation equipment is also on order including a cement silo, cementing pressure pump units, mixing trucks and well casing. The local electric utility has recently completed construction of a substation in close proximity to the Nichols Ranch project which will service the Company’s mining operations in the Powder River Basin as well as other industrial projects in the region.

“The receipt of the NRC Materials License, the final step in the NRC licensing process, marks a very significant milestone achieved by the Company and represents the culmination of over four years of effort which was spearheaded by Mike Thomas our Manager of Environment, Health and Safety”, stated Uranerz CEO & President Glenn Catchpole, “I congratulate our entire staff for their valuable contributions through the permitting process. The hiring of new staff is now underway and the Company is focused on the development and planned operation of the Nichols Ranch ISR Uranium Project.”

Recently fabricated sand filter components to be used at Nichols Ranch ISR Uranium Project
Top left photo: Sand Filter Internals
Bottom left photo: Sand Filter Top Head
Right photo: Sand Filter Shells

About Uranerz
Uranerz Energy Corporation is a U.S.-based uranium company focused on achieving near-term commercial in-situ recovery (“ISR”) uranium production in Wyoming, the largest producer of uranium of any U.S. state. The Uranerz management team has specialized expertise in the ISR uranium mining method, and has a record of licensing, constructing, and operating commercial ISR uranium projects. The Company has already entered into long-term uranium sales contracts with two of the largest nuclear utilities in the U.S., including Exelon.

Uranerz Energy Corporation is listed on the NYSE Amex and the Toronto Stock Exchange under the symbol “URZ”, and listed on the Frankfurt Stock Exchange under the symbol “U9E”.

Further Information
For further information, please contact Derek Iwanaka, Manager of Investor Relations at 1-800-689-1659 or by email at info@uranerz.com. Alternatively, please refer to the Company’s website at www.uranerz.com, review the Company’s filings with the Securities and Exchange Commission at www.sec.gov, or visit the Company’s profile on SEDAR at www.sedar.com.

Forward-looking Statements

This press release may contain or refer to "forward-looking information" and “forward-looking statements” within the meaning of applicable United States and Canadian securities laws, which may include, but are not limited to, statements with respect to the anticipated timing and progress of construction commencement and equipment procurement, the anticipated availability of electricity, and all statements containing projections or plans or estimates or which predict or project the outcome of the Nichols Ranch ISR Uranium Project operations. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the “SEC”) (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements, except as required by law.